Exhibit 99.1

Berkeley Lights Announces Mehul Joshi as New Chief Financial Officer

EMERYVILLE, Calif. – July 25, 2022 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today announced that Mehul Joshi has been named chief financial officer (CFO), effective immediately.

“We are excited to have Mehul join Berkeley Lights and further strengthen our executive leadership team,” said Siddhartha Kadia, Ph.D., chief executive officer of Berkeley Lights. “Mehul has strong and lasting ties to the life sciences industry, and his wealth of financial and operational knowledge, experience building and leading global finance teams, and strategic mindset will prove invaluable to our efforts to fully unlock the value of Berkeley Lights’ extraordinary technologies. Supported by our talented finance team, we look forward to benefiting from Mehul’s expertise as we continue to advance our strategy.”

Mr. Joshi is an experienced finance executive with a strong background in the life sciences and technology industries, including at companies with a combination of equipment, software, and services business units. Previously, he served in several senior finance and accounting roles at ResMed Incorporated, a digital health and cloud-connected medical device company, including most recently as senior vice president, Finance & Head of Global FP&A. At ResMed, Mr. Joshi directed global finance teams that played an integral role in driving transformational growth supporting multi-channel business models including pricing and profitability, specifically for their lease-to-own CPAP market, M&A, Operations, IR & Treasury, and was interim CFO of the Software as a Services (SaaS) business line. Prior to ResMed, Mr. Joshi served in leadership positions of increasing responsibility at Gilead Sciences where he supported the exponential growth of the company, evaluated and integrated strategic acquisitions, and implemented tools, processes, and analytics across the company.

“Berkeley Lights is an outstanding company with significant opportunities for growth and value creation, and I am honored to be named CFO at this important time,” said Mr. Joshi. “I am eager to build on Berkeley Lights’ strong foundation as a revolutionary innovator and continue to help scientists make extraordinary breakthroughs. I look forward to working closely with Siddhartha, the leadership team and the talented finance organization to accelerate our growth and create value for shareholders.”

About Berkeley Lights

Berkeley Lights is a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect™ chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon® and Lightning® systems Land Culture Station™ instrument are FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Berkeley Lights or its products, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial known and unknown risks and uncertainties that relate to future events, and actual results and product performance could differ significantly from those expressed or implied by the forward-looking statements. Berkeley Lights undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the Company’s growth and continual evolution see the statements in the “Risk Factors” sections, and elsewhere, in our filings with the U.S. Securities and Exchange Commission.

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